Exhibit 10.4.1

June 26, 2014

Re:	PAXmed Inc.

Gentlemen:

Reference is made to those certain warrants (“Warrants”) to purchase shares of common stock, par value $0.001 (“Common Stock”), of PAXmed Inc. (“Company”) held by the undersigned.

The Company hereby acknowledges and agrees that, so long as the Warrants are held by the undersigned or its permitted transferees (as defined in the registration statement for the Company’s initial public offering), the Company shall allow the undersigned to exercise the Warrants by surrendering such Warrant for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrant, multiplied by the difference between the exercise price of the Warrants and the “Fair Market Value” (defined below) by (y) the Fair Market Value; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is higher than the exercise price of the Warrants. The “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the day prior to the Company’s receipt of the applicable exercise notice. Notwithstanding anything to the contrary herein, the Company shall not be required to net-cash settle the Warrants.

Very truly yours,

PAXMED INC.

By:	/s/ Lishan Aklog, MD
	Name:	Lishan Aklog, MD
	Title:	Chairman & CEO

ACCEPTED AND AGREED:

HCFP CAPITAL PARTNERS III LLC

By:	/s/ Lishan Aklog, MD
	Name:	Lishan Aklog, MD
	Title:	Manager